Exhibit 99.77O


                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES



1.   Name of Purchasing Portfolio: BlackRock MuniHoldings Insured Fund, Inc.
     (MUS), BlackRock MuniHoldings Insured Fund II, Inc. (MUE), BlackRock MuniYield Florida Insured Fund, Inc. (MFT), BlackRock MuniHoldings Florida Insured Fund, Inc. (MFL), BlackRock Florida Insured Municipal Income Trust
     (BAF), PI

2.   Issuer: MIAMI-DADE CNTY UNIV OF MIAMI

3.   Date of Purchase: APRIL 18,2007

4.   Underwriter from whom purchased: MORGAN STANLEY

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
     MERRILL LYNCH

6.   Aggregate principal amount of purchased (out of total offering):
     $10,000,000 OUT OF $503,140,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
     $13,780,000 OUT OF $503,140,000

8.   Purchase price (net of fees and expenses): 100.839 in 2013,100.66 in 2014,
     100.402 in 2015, 100 in 2016, 107.701 in 2017, 105.275 in 2037

9.   Date offering commenced: APRIL 17,2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                 YES      NO
                                                                  -----   -----


     a.  The securities are part of an issue registered
         under the Securities Act of 1933, as amended, which
         is being offered to the public, OR are Eligible
         Municipal Securities, OR are securities sold in an
         Eligible Foreign Offering OR are securities sold in
         an Eligible Rule 144A Offering OR part of an issue
         of government securities.                                __X__   _____


     b.  The securities were purchased prior to the end of
         the first day on which any sales were made, at a
         price that was not more than the price paid by each
         other purchaser of securities in that offering or
         in any concurrent offering of the securities
         (except, in the case of an Eligible Foreign
         Offering, for any rights to purchase required by
         laws to be granted to existing security holders of
         the Issuer) OR, if a rights offering, the securities
         were purchased on or before the fourth day
         preceding the day on which the rights offering
         terminated.                                              __X__   _____

     c.  The underwriting was a firm commitment
         underwriting.                                            __X__   _____

     d.  The commission, spread or profit was reasonable and
         fair in relation to that being received by others
         for underwriting similar securities during the same
         period.                                                  __X__   _____

     e.  In respect of any securities other than Eligible
         Municipal Securities, the issuer of such securities
         has been in continuous operation for not less than
         three years (including the operations of
         predecessors).                                           __X__   _____

     f.  Has the affiliated underwriter confirmed that it
         will not receive any direct or indirect benefit as
         a result of BlackRock's participation in the
         offering?                                                __X__   _____




Received from: _Janine Bianchino______________________   Date: _5/3/07_____

                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock Florida Insured Municipal Income Trust (BAF), BlackRock Florida Municipal Income Trust (BBF), BlackRock Florida Municipal Bond Trust (BIE), BlackRock Florida Municipal Bond Fund (BR-FL), BlackRock MuniHoldings Florida Insured Fund, Inc. (MFL), BlackRock MuniYield Florida Insured Fund, Inc. (MFT), BlackRock MuniYield Florida Fund, Inc. (MYF), The BlackRock Florida Investment Quality Municipal Trust
     (RFA), PI

2.   Issuer: School Board Collier County Florida

3.   Date of Purchase: July 20, 2007

4.   Underwriter from whom purchased: AG Edwards & Sons Inc.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.   Aggregate principal amount of purchased (out of total offering):
     $15,000,000 out of $96,205,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
     $18,240,000 out of $96,205,000


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

8. Purchase price (net of fees and expenses): 100.358 in 2010, 100.260 in 2011, 100.083 in 2014, 99.645 in 2015, 100.069 in 2016, 99.998 in 2020,
     103.998 in 2022, 103.841 in 2023, 103.684 in 2024, 103.214 in 2027

9.   Date offering commenced: July 20, 2007

10.  Offering price at end of first day on which any sales were made:

11.  Have the following conditions been satisfied:                YES       NO
                                                                 -----    ------

     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which
          is being offered to the public, OR are Eligible Municipal
          Securities, OR are securities sold in an Eligible Foreign
          Offering OR are securities sold in an Eligible Rule 144A
          Offering OR part of an issue of government
          securities.                                            __X__    ______


     b.   The securities were purchased prior to the
          end of the first day on which any sales
          were made, at a price that was not more
          than the price paid by each other
          purchaser of securities in that offering
          or in any concurrent offering of the
          securities (except, in the case of an
          Eligible Foreign Offering, for any rights
          to purchase required by laws to be granted
          to existing security holders of the
          Issuer) OR, if a rights offering, the
          securities were purchased on or before the
          fourth day preceding the day on which the
          rights offering terminated.                            __X__    ______


     c.   The underwriting was a firm commitment
          underwriting.                                          __X__    ______


     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                       __X__    ______


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

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                           __X__    ______

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                              __X__    ______






Received from: _Janine Bianchino________________________    Date: 07/23/07______



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